99.1

The Joint Corp. Reports Fourth Quarter and Year-end 2024 Financial Results
- Grew revenue from continuing operations 10% annually and 14% quarterly compared to the same period in 2023 -
- Increased system-wide sales 9% for both the year and Q4 2024 –

SCOTTSDALE, Ariz., March 13, 2025 – The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, reported its financial results for the quarter ended December 31, 2024. The results of operations of the corporate clinics business segment have been classified as discontinued operations for all periods presented, and the following figures represent continuing operations unless otherwise stated.

Q4 2024 Financial Highlights
●Grew revenue to $14.4 million, up 14% compared to Q4 2023.
●Reported net income from continuing operations of $986,000, compared to net loss from continuing operations of $10.2 million, which included income tax expense of $11.2 million primarily to establish the valuation allowance against the company's deferred tax assets related to continuing operations, in Q4 2023.
●Increased system-wide sales1 9% to $145.2 million.
●Reported system-wide comp sales2 of 6%, up from 4% in Q3 2024.
●Adjusted EBITDA is as follows:

$ in millions	From Continuing Operations	From Discontinued Operations	Consolidated Operations	From Continuing Operations	From Discontinued Operations	Consolidated Operations
	Q4 2024			Q4 2023
Adjusted EBITDA	$2.1	$1.2	$3.3	$2.2	$1.8	$4.0

President and Chief Executive Officer of The Joint Corp. Sanjiv Razdan, said, “In 2025, we are focused on bolstering our position as the leading chiropractic care provider, becoming a world class, pure play franchisor. We have begun executing initiatives to strengthen our core, reignite growth and improve both clinic and company level profitability. Already, in the fourth quarter of 2024, we have growing momentum with system-wide sales increasing 9% compared to the fourth quarter of 2023.

“Looking ahead, 2025 will be a year in transition. Refranchising will reduce revenue and corresponding expense as well as lower our overhead and increase our operating leverage. Today, the majority of our corporate portfolio is in final stages to sign Letters of Intent for refranchising, and some existing franchisees are planning to invest in more clinics, validating our strategic growth plan. To drive revenue growth, we will initiate dynamic revenue management, enhance our digital marketing and promotional calendar, and upgrade our patient facing technology. Increasing our organizational agility and innovation, in 2025, we will begin building infrastructure and testing elements to capture new markets and revenue channels.
1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 System-wide comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

“As the category leader with a premier national brand, attractive asset-light franchise model and extensive white space in the market, we have significant opportunities. Driving success, in 2026, we expect to grow net new clinic openings, system-wide sales, comp sales and Adjusted EBITDA. I am confident we will emerge as a stronger company.”

2024 Annual Financial Highlights
●Grew revenue to $51.9 million, up 10% compared to 2023.
●Reported net loss from continuing operations of $1.5 million compared to $10.8 million in 2023.
●Increased system-wide sales3 9% to $530.3 million.
●Reported system-wide comp sales4 of 4%
●Adjusted EBITDA is as follows:

$ in millions	From Continuing Operations	From Discontinued Operations	Consolidated Operations	From Continuing Operations	From Discontinued Operations	Consolidated Operations
	2024			2023
Adjusted EBITDA	$2.4	$9.0	$11.4	$4.5	$7.7	$12.2

2024 Full Year Operating Highlights
•Performed 14.7 million patient visits, compared to 13.6 million in 2023.
•Treated 957,000 new patients, compared to 932,000 in 2023.
•Increased system-wide sales3 9%, compared to 12% in 2023.
•Delivered comp sales4 of 4% on par with 4% in 2023.
•Sold 46 franchise licenses, compared to 55 in 2023.
•Expanded total clinic count to 967, up from 935 clinics at December 31, 2023.
•Opened 57, refranchised 3, and closed 18 (including 3 relocations) for a total of 842 franchised clinics at December 31, 2024, compared to 800 at December 31, 2023.
•Refranchised 3 and closed 7 (including three non-traditional corporate units on Airforce bases) for a total of 125 company-owned or managed clinics at December 31, 2024, compared to 135 at December 31, 2023.
Financial Results for Fourth Quarter Ended Dec. 31, 2024 Compared to Dec. 31, 2023
Revenue increased 14% to $14.4 million in the fourth quarter of 2024, compared to $12.7 million in the fourth quarter of 2023. Cost of revenue was $3.2 million, compared to $2.8 million in the fourth quarter of 2023, reflecting the associated higher regional developer royalties and commissions.

Selling and marketing expenses were $2.7 million, compared to $1.7 million, reflecting the strategic decision to continue to support the recently started marketing campaign. Depreciation and amortization expenses increased 5% for the fourth quarter of 2024, as compared to the prior year period. General and administrative expenses were $7.2 million, up from $6.9 million in the fourth quarter of 2023.

Income tax expense was $37,000, compared to $11.2 million in the fourth quarter of 2023. Net income from continuing operations was $986,000, or $0.06 per diluted share, improving from a loss of $10.2 million dollars, or a loss of $0.69 per basic share, in the fourth quarter of 2023. Loss from discontinued operations was $3.7 million, or $0.25 per basic share, compared to $863,000, or $0.06 per basic share, in the fourth quarter of 2023. Net loss was $2.7 million, or $0.18 per basic share, improving from $11.0 million, or a loss of $0.75 per basic share in the fourth quarter of 2023.

3 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
4 System-wide comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Adjusted EBITDA for continuing operations, discontinued operations and net operations were $2.1 million, $1.2 million and $3.3 million, respectively, compared to $2.2 million, $1.8 million and $4.0 million, respectively, in the fourth quarter of 2023.

Financial Results for Full Year 2024 Compared to Full Year 2023
Revenue was $51.9 million in 2024, up 10% compared to $47.0 million in 2023. Net loss from continuing operations was $1.5 million, or 10 cents per basic share, compared to $10.8 million, or 73 cents per basic share. Net loss from discontinued operations was $7.0 million, or 47 cents per basic share, compared to net income from discontinued operations of $1.0 million, or 7 cents per diluted share. Net loss was $8.5 million, or 57 cents per basic share, compared to $9.8 million, or 66 cents per basic share.

Adjusted EBITDA for continuing operations, discontinued operations and net operations were $2.4 million, $9.0 million and $11.4 million, respectively, compared to $4.5 million, $7.7 million and $12.2 million, respectively, in 2023.

Balance Sheet Liquidity
Unrestricted cash was $25.1 million at December 31, 2024, compared to $18.2 million at December 31, 2023. Cash flow for 2024 included $9.4 million from operations from both continuing and discontinued operations and the net proceeds of the sales of clinics offset by ongoing IT capex and the $2.0 million first quarter 2024 repayment of the line of credit to JP Morgan Chase. Through this facility, we have retained immediate access to $20 million through February 2027. As of December 31, 2024, the federal tax return net operating loss carryforward was $9.1 million.

2025 Guidance
The company provided the following guidance for 2025.

●System-wide sales are expected to be between $550 million and $570 million, compared to $530.3 million in 2024.
●System-wide comp sales for all clinics open 13 months or more are expected to be in the mid-single digits, compared to 4% in 2024.
●Consolidated Adjusted EBITDA is expected to be between $10.0 and $11.5 million, compared to $11.4 million in 2024. The 2025 Consolidated Adjusted EBITDA estimate includes and adjustment of $4.4 million related to, among other things, stock-based compensation and depreciation and amortization. The company will factor in any additional impairment or restructuring charges related to the refranchising should they occur.
●New franchised clinic openings, excluding the impact of refranchised clinics, are expected to be between 30 and 40, compared to 57 in 2024.

Conference Call
The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, March 13, 2025, after the market close. Stockholders and interested participants may listen to a live broadcast of the conference call by dialing 1-(833) 630-0823 or (412) 317-1831 and ask to be joined into the ‘The Joint’ call approximately 15 minutes prior to the start time.

The live webcast of the call with accompanying slide presentation can be accessed in the IR events section https://ir.thejoint.com/events and available for approximately one year. An audio archive can be accessed for one week by dialing (877) 344-7529 or (412) 317-0088 and entering conference ID 6931921.

Commonly Discussed Performance Metrics
This release includes a presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. System-wide comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Non-GAAP Financial Information
This release also includes a presentation of non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of historical net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses (which includes contract termination costs associated with reacquired regional developer rights), net (gain)/loss on disposition or impairment, stock-based compensation expenses, costs related to restatement filings, restructuring costs, litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business) and other income related to employee retention credits.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this release. This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward looking statements made in this press release include, among others, that in 2025, we are focused on bolstering our position as the leading chiropractic care provider, becoming a world-class, pure-play franchisor; our initiatives to strengthen our core, reignite growth and improve both clinic and company level profitability; our belief that refranchising will reduce our overhead and increase our operating leverage; our expectation that to drive revenue growth, we will initiate dynamic revenue management, enhance our digital marketing and promotional calendar, and catch up on patient facing technology; our belief that by increasing our organizational agility and innovation, in 2025, we will begin building infrastructure and testing elements to capture new markets and revenue channels; our belief that we have significant opportunities; our belief that by driving success, in 2026, we expect to grow net new clinic openings, system-wide sales, comp sales and Adjusted EBITDA; our confidence that we will emerge as a stronger company; and our 2025 guidance for system-wide sales, system-wide comp sales for all clinics open 13 months or more; Adjusted EBITDA, and new franchised clinic openings, excluding the impact of refranchised clinics. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, which has increased our costs and which could otherwise negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024 and subsequently filed current and quarterly reports. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation’s largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With over 950 locations nationwide and more than 14 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. The brand is consistently named to Franchise Times’ annual “Top 400” and “Fast & Serious” list of 40 smartest growing brands. Entrepreneur named The Joint “No. 1 in Chiropractic Services,” and is regularly ranked on the publication’s “Franchise 500,” the “Fastest-Growing Franchises,” the “Best of the Best” lists, as well as its “Top Franchise for Veterans” and “Top Brands for Multi-Unit Owners.” SUCCESS named the company as one of the “Top 50 Franchises” in 2024. The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee, Washington, and West Virginia, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact:
Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact:
Kirsten Chapman, Alliance Advisors IR, 415-433-3777, thejoint@allianceadvisors.com

– Financial Tables Follow –

THE JOINT CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$25,051,355	$18,153,609
Restricted cash	945,081	1,060,683
Accounts receivable, net	2,586,381	2,580,589
Deferred franchise and regional development costs, current portion	1,055,582	1,047,430
Prepaid expenses and other current assets	1,729,079	1,844,340
Discontinued operations current assets ($1.1 million attributable to VIEs as of December 31, 2024)	40,827,044	19,648,887
Total current assets	72,194,522	44,335,538
Property and equipment, net	3,166,882	3,805,887
Operating lease right-of-use asset	245,384	466,268
Deferred franchise and regional development costs, net of current portion	4,513,891	5,203,936
Discontinued operations noncurrent assets ($1.1 million attributable to VIEs as of December 31, 2023)	—	33,142,084
Deposits and other assets	300,779	254,299
Total assets	$80,421,458	$87,208,012

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,750,938	$1,253,816
Accrued expenses	1,505,827	1,157,822
Co-op funds liability	945,082	1,060,683
Payroll liabilities	3,551,173	858,862
Operating lease liability, current portion	448,285	412,601
Deferred franchise fee revenue, current portion	2,546,926	2,516,554
Upfront regional developer fees, current portion	288,095	362,326
Other current liabilities	603,250	483,249
Discontinued operations current liabilities ($7.1 million and $5.9 million attributable to VIEs as of December 31, 2024 and 2023)	37,714,200	25,468,169
Total current liabilities	49,353,776	33,574,082
Operating lease liability, net of current portion	—	448,308
Debt under the Credit Agreement	—	2,000,000
Deferred franchise fee revenue, net of current portion	12,450,179	13,597,325
Upfront regional developer fees, net of current portion	672,334	1,019,316
Discontinued operations liabilities, net of current portion ($1.2 million attributable to VIEs as of December 31, 2023)	—	11,739,946
Deferred tax liabilities	—	57,153
Total liabilities	62,476,289	62,436,130
Commitments and contingencies (Note 9)
Stockholders’ equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, as of December 31, 2024 and 2023	—	—
Common stock, $0.001 par value; 20,000,000 shares authorized, 15,192,893 shares issued and 15,159,878 shares outstanding as of December 31, 2024 and 14,783,757 shares issued and 14,751,633 outstanding as of December 31, 2023	15,192	14,783
Additional paid-in capital	49,210,455	47,498,151

	December 31, 2024	December 31, 2023
Treasury stock 33,015 shares as of December 31, 2024 and 32,124 shares as of December 31, 2023, at cost	(870,058)	(860,475)
Accumulated deficit	(30,435,420)	(21,905,577)
Total The Joint Corp. stockholders’ equity	17,920,169	24,746,882
Non-controlling Interest	25,000	25,000
Total equity	17,945,169	24,771,882
Total liabilities and stockholders’ equity	$80,421,458	$87,208,012

THE JOINT CORP.
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenues:
Royalty fees	$8,840,890	$7,978,859	$32,144,796	$29,160,832
Franchise fees	925,184	703,072	2,997,850	2,882,895
Advertising fund revenue	2,525,307	2,277,481	9,180,281	8,321,043
Software fees	1,454,193	1,340,168	5,687,326	5,086,562
Other revenues	701,883	409,121	1,886,352	1,526,145
Total revenues	14,447,457	12,708,701	51,896,605	46,977,477
Cost of revenues:
Franchise and regional developer cost of revenues	2,813,292	2,457,410	10,063,644	9,063,375
IT cost of revenues	371,499	382,577	1,453,011	1,417,270
Total cost of revenues	3,184,791	2,839,987	11,516,655	10,480,645
Selling and marketing expenses	2,741,200	1,663,768	10,923,342	8,689,664
Depreciation and amortization	345,530	329,919	1,363,453	1,278,148
General and administrative expenses	7,222,128	6,903,078	29,833,570	26,231,615
Total selling, general and administrative expenses	10,308,858	8,896,765	42,120,365	36,199,427
Net loss (gain) on disposition or impairment	10,124	(22,694)	14,642	(20,894)
(Loss) income from operations	943,684	994,643	(1,755,057)	318,299
Other (income) loss, net	(79,729)	(4,138)	(280,287)	64,293
(Loss) income before income tax expense	1,023,413	998,781	(1,474,770)	254,006
Income tax expense	37,000	11,177,392	62,142	11,023,411
Net loss from continuing operations	$986,413	$(10,178,611)	$(1,536,912)	$(10,769,405)
Discontinued Operations:
(Loss) income from discontinued operations before income tax expense	(3,883,748)	(1,142,713)	(6,780,289)	1,384,750
Income tax expense from discontinued operations	(182,050)	(279,725)	212,642	367,542
Net (loss) income from discontinued operations	$(3,701,698)	$(862,988)	$(6,992,931)	$1,017,208
Net (loss) income	$(2,715,285)	$(11,041,599)	$(8,529,843)	$(9,752,197)

Net loss from continuing operations per common share:
Basic	$0.07	$(0.69)	$(0.10)	$(0.73)
Diluted	$0.06	$(0.68)	$(0.10)	$(0.72)
Net (loss) income from discontinued operations per common share:
Basic	$(0.25)	$(0.06)	$(0.47)	$0.07
Diluted	$(0.24)	$(0.06)	$(0.46)	$0.07
Net loss per common share:
Basic	$(0.18)	$(0.75)	$(0.57)	$(0.66)
Diluted	$(0.18)	$(0.74)	$(0.56)	$(0.65)

Basic weighted average shares outstanding	14,964,854	14,753,079	14,919,091	14,688,115
Diluted weighted average shares outstanding	15,176,596	14,933,539	15,147,247	14,935,217

THE JOINT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(8,529,843)	$(9,752,197)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,722,137	8,582,203
Net loss on disposition or impairment (non-cash portion)	10,454,609	2,632,604
Net franchise fees recognized upon termination of franchise agreements	(239,335)	(217,827)
Deferred income taxes	(55,556)	10,896,504
Provision for credit losses on accounts receivable	220,893	—
Stock based compensation expense	1,679,005	1,737,682
Changes in operating assets and liabilities:
Accounts receivable	(1,645,078)	192,348
Prepaid expenses and other current assets	160,082	(341,478)
Deferred franchise costs	499,285	355,952
Deposits and other assets	8,827	1,492
Accounts payable	68,258	(1,381,836)
Accrued expenses	4,609,759	793,679
Payroll liabilities	2,398,765	1,455,234
Operating lease liabilities	(3,796,648)	(107,735)
Upfront regional developer fees	(421,213)	(598,778)
Deferred revenue	(597,489)	301,095
Other liabilities	(121,408)	128,647
Net cash provided by operating activities	9,415,050	14,677,589

Cash flows from investing activities:
Acquisition of CA clinics	—	(1,188,765)
Proceeds from sale of clinics	554,100	—
Purchase of property and equipment	(1,185,647)	(4,999,070)
Net cash used in investing activities	(631,547)	(6,187,835)

Cash flows from financing activities:
Payments of finance lease obligation	(25,484)	(24,432)
Purchases of treasury stock under employee stock plans	(9,583)	(3,833)
Proceeds from exercise of stock options	33,708	202,386
Repayment of debt under the Credit Agreement	(2,000,000)	—
Net cash (used in) provided by financing activities	(2,001,359)	174,121

Increase in cash	6,782,144	8,663,875
Cash, cash equivalents and restricted cash, beginning of period	19,214,292	10,550,417
Cash, cash equivalents and restricted cash, end of period	$25,996,436	$19,214,292

	December 31, 2024	December 31, 2023
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$25,051,355	$18,153,609
Restricted cash	945,081	1,060,683
	$25,996,436	$19,214,292

THE JOINT CORP.
QUARTERLY FINANCIAL DATA - RECAST FOR DISCONTINUED OPERATIONS
(unaudited)

	2024				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Total revenues	$12,184,716	$12,610,036	$12,654,396	$14,447,457	$11,172,863	$11,504,267	$11,591,646	$12,708,701
Total costs of revenues	2,704,512	2,812,389	2,814,963	3,184,791	2,464,319	2,584,772	2,591,567	2,839,987
Selling and marketing expenses	2,237,583	3,440,391	2,504,168	2,741,200	2,315,052	2,470,188	2,240,656	1,663,768
Depreciation and amortization	329,634	342,454	345,835	345,530	314,796	314,894	318,539	329,919
General and administrative expenses	7,339,308	7,793,465	7,478,669	7,222,128	6,336,586	6,547,337	6,444,614	6,903,078
Total selling, general and administrative expenses	9,906,525	11,576,310	10,328,672	10,308,858	8,966,434	9,332,419	9,003,809	8,896,765
Net loss (gain) on disposition or impairment	275	662	3,581	10,124	—	1,713	87	(22,694)
(Loss) income from operations	(426,596)	(1,779,325)	(492,820)	943,684	(257,890)	(414,637)	(3,817)	994,643
Other (income) loss, net	(36,259)	(80,471)	(83,828)	(79,729)	(42,748)	105,695	5,484	(4,138)
(Loss) income before income tax expense	(390,337)	(1,698,854)	(408,992)	1,023,413	(215,142)	(520,332)	(9,301)	998,781
Income tax expense (benefit)	8,582	11,169	5,391	37,000	(42,187)	(95,823)	(15,971)	11,177,392
Net income (loss) from continuing operations	(398,919)	(1,710,023)	(414,383)	986,413	(172,955)	(424,509)	6,670	(10,178,611)
Income (loss) from discontinued operations before income tax expense	1,516,243	(1,719,222)	(2,693,562)	(3,883,748)	3,383,195	39,258	(894,990)	(1,142,713)
Income tax expense (benefit) from discontinued operations	170,345	167,153	57,194	(182,050)	884,076	(64,762)	(172,047)	(279,725)
Net income (loss) from discontinued operations	1,345,898	(1,886,375)	(2,750,756)	(3,701,698)	2,499,119	104,020	(722,943)	(862,988)
Net income (loss)	946,979	(3,596,398)	(3,165,139)	(2,715,285)	2,326,164	(320,489)	(716,273)	(11,041,599)

Net income (loss) from continuing operations per common share
Basic	$(0.03)	$(0.11)	$(0.03)	$0.07	$(0.01)	$(0.03)	$—	$(0.69)
Diluted	$(0.03)	$(0.11)	$(0.03)	$0.06	$(0.01)	$(0.03)	$—	$(0.68)
Net income (loss) from discontinued operations per common share:
Basic	$0.09	$(0.13)	$(0.18)	$(0.25)	$0.17	$0.01	$(0.05)	$(0.06)
Diluted	$0.09	$(0.12)	$(0.18)	$(0.24)	$0.17	$0.01	$(0.05)	$(0.06)
Net income (loss) per common share:
Basic	$0.06	$(0.24)	$(0.21)	$(0.18)	$0.16	$(0.02)	$(0.05)	$(0.75)
Diluted	$0.06	$(0.24)	$(0.21)	$(0.18)	$0.16	$(0.02)	$(0.05)	$(0.74)

THE JOINT CORP.
CONSOLIDATED RECONCILIATION FROM GAAP TO NON-GAAP
(unaudited)

	Year Ended December 31,
	2024			2023
	From Continuing Operations	From Discontinued Operations	Consolidated Operations	From Continuing Operations	From Discontinued Operations	Consolidated Operations
Non-GAAP Financial Data:
(Loss) Income	$(1,536,912)	$(6,992,931)	$(8,529,843)	$(10,769,405)	$1,017,208	$(9,752,197)
Net interest	(280,287)	2,114	(278,173)	64,293	3,168	67,461
Depreciation and amortization expense	1,363,453	3,358,684	4,722,137	1,278,148	7,304,055	8,582,203
Income tax expense	62,142	212,642	274,784	11,023,411	367,542	11,390,953
EBITDA	(391,604)	(3,419,491)	(3,811,095)	1,596,447	8,691,973	10,288,420
Stock compensation expense	1,679,005	—	1,679,005	1,737,682	—	1,737,682
Acquisition related expenses	478,710	—	478,710	811,547	61,667	873,214
Net loss on disposition or impairment	14,642	10,439,967	10,454,609	(20,894)	2,653,498	2,632,604
Costs related to restatement filings	—	—	—	380,221	—	380,221
Restructuring Costs	607,231	495,097	1,102,328	—	72,880	72,880
Litigation expenses	—	1,481,000	1,481,000	—	—	—
Other income related to the ERC	—	—	—	—	(3,779,304)	(3,779,304)
Adjusted EBITDA	$2,387,984	$8,996,573	$11,384,557	$4,505,003	$7,700,714	$12,205,717

	Three Months Ended December 31,
	2024			2023
	From Continuing Operations	From Discontinued Operations	Consolidated Operations	From Continuing Operations	From Discontinued Operations	Consolidated Operations
Non-GAAP Financial Data:
(Loss) Income	$986,413	$(3,701,698)	$(2,715,285)	$(10,178,611)	$(862,988)	$(11,041,599)
Net interest	(79,729)	429	(79,300)	(4,140)	695	(3,445)
Depreciation and amortization expense	345,530	209,655	555,185	329,919	1,358,756	1,688,675
Income tax expense	37,000	(182,050)	(145,050)	11,177,392	(279,725)	10,897,667
EBITDA	1,289,214	(3,673,664)	(2,384,450)	1,324,560	216,738	1,541,298
Stock compensation expense	203,295	—	203,295	528,386	—	528,386
Net loss on disposition or impairment	10,124	4,841,844	4,851,968	(22,694)	1,540,561	1,517,867
Costs related to restatement filings	—	—	—	380,221	—	380,221
Restructuring Costs	579,231	68,640	647,871	—	72,880	72,880
Adjusted EBITDA	$2,081,864	$1,236,820	$3,318,684	$2,210,473	$1,830,179	$4,040,652